UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 4, 2026

VAALCO Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32167	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 CityWest Blvd. Suite 400 Houston,Texas		77042
(Address of principal executive offices)		(Zip Code)
(713) 623-0801
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10	EGY	New York Stock Exchange
Common Stock, par value $0.10	EGY	London Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 4, 2026, VAALCO Energy Canada, Inc. (the “Seller”), a wholly-owned indirect subsidiary of VAALCO Energy, Inc., (the “Company”, “we” and “us”) entered into an Asset Purchase and Sale Agreement (the “Asset Purchase Agreement”) with Petrus Resources Corp. (the “Buyer”) and, solely for the purposes of Section 9.7 therein, Petrus Resources LTD. (the “Buyer Guarantor”), providing for the purchase by Buyer of substantially all of Seller’s assets and liabilities, which constitute the Canadian land assets and related liabilities we acquired pursuant to the terms of our business combination with TransGlobe Energy Corporation in October 2022 (the “Assets,” together with the transactions contemplated by the Asset Purchase Agreement referred to herein as the “Canadian Asset Sale”).

In consideration for the Assets, Buyer agreed to pay Seller approximately $35 million Canadian Dollars (USD $25.6 million) in cash, subject to customary closing adjustments. The Buyer Guarantor agreed to unconditionally and irrevocably guarantee Buyer’s full and timely performance of certain covenants and obligations of the the Buyer contained in the Asset Purchase Agreement.

The Canadian Asset Sale is expected to close within the next 30 days, subject to satisfaction of customary closing conditions set forth in the Asset Purchase Agreement. The Asset Purchase Agreement contains agreements relating to the parties’ obligations prior to and after the closing of the Canadian Asset Sale and includes customary representations, warranties and covenants by the parties. Each party has agreed to indemnify the other for breaches of representations and warranties, covenants, and certain other matters, subject to certain exceptions and limitations.

The foregoing description of the Asset Purchase Agreement is not complete and is qualified in its entirety by reference to the text of the Asset Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On February 5, 2026, the Company issued a press release announcing the entry into the Asset Purchase Agreement, which includes the unaudited operational cash flow for the Company’s Canadian Assets for the year ended December 31, 2025. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

Item 7.01 Regulation FD Disclosure.

On February 5, 2026, the Company issued a press release announcing the entry into the Asset Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
10.1*	Asset Purchase Agreement, by and among VAALCO Energy Canada, Inc., Petrus Resources Corp., and, solely for the purposes of Section 9.7 therein, Petrus Resources LTD., dated February 4, 2026.
99.1	Press Release, dated February 5, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K, and portions of this exhibit have been redacted in compliance with Item 601(a)(6) and Item 601(b)(10)(iv) of Regulation S-K. The registrant agrees to furnish supplementally an unredacted copy of this exhibit to the Securities and Exchange Commission upon its request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO ENERGY, INC.

Date: February 10, 2026
	By:	/s/ Lynn Willis
	Name:	Lynn Willis
	Title:	Chief Accounting Officer and Controller